CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference into the Prospectus and Statement of Additional Information in Post-Effective Amendment No. 22 to the Registration Statement on Form N-1A of Fidelity Aberdeen Street Trust: Fidelity Freedom Income Fund(registered trademark), Fidelity Freedom 2000 Fund(registered trademark), Fidelity Freedom 2010 Fund(registered trademark), Fidelity Freedom 2020 Fund(registered trademark), and Fidelity Freedom 2030 Fund(registered trademark), of our report dated May 7, 1999 on the financial statements and financial highlights included in the March 31, 1999 Annual Report to Shareholders of Fidelity Freedom Income Fund, Fidelity Freedom 2000 Fund, Fidelity Freedom 2010 Fund, Fidelity Freedom 2020 Fund, and Fidelity Freedom 2030 Fund.

We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectus and "Auditor" in the Statement of Additional Information.

 /s/PricewaterhouseCoopers LLP
 PricewaterhouseCoopers LLP

Boston, Massachusetts
May 14, 1999